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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                              CURON MEDICAL, INC.
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            (Exact name of registrant as specified in its charter)

       Delaware                                         77-0470324
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(State of Incorporation)                    (I.R.S. Employer Identification No.)


   735 Palomar Avenue, Sunnyvale, CA                            94085
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of principal executive offices)                      (ZIP Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable): 333-37866
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Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                          Name of each exchange on which
     to be so registered                          each class is to be registered
            None                                               None
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Securities to be registered pursuant to Section 12(g) of the Act:


                   Common Stock, par value $0.001 per share
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                               (Title of class)
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Information Required in Registration Statement

Item 1.          Description of Registrant's Securities to be Registered

                 Incorporated by reference to the "Description of Capital Stock" section of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 25, 2000, as amended on August 9, 2000, August 25, 2000 and August 30, 2000 (Registration No. 333-37866) (the "Registration Statement").

Item 2.          Exhibits

                 The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

                 3.3 Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of the offering.

                 3.4 Bylaws of the Registrant to be effective upon the closing of the offering.

                 4.1  Specimen Common Stock Certificate of the Registrant.

                 4.2 Form of Convertible Note and Warrant Purchase Agreement dated May 19, 2000 by and among the Registrant and certain debt holders, along with form of note and form of warrant.

                 10.2  1997 Stock Option Plan.

                 10.3  2000 Employee Stock Purchase Plan.

                 10.5 Amended and Restated Stockholder Agreement dated August 30, 1999 by and among the Registrant and certain stockholders.

                 10.8  2000 Stock Option Plan.

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                                   Signature


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  September 13, 2000          Curon Medical, Inc.



                                    By:  /s/ John W. Morgan
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                                         John W. Morgan
                                         President and Chief Executive Officer

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